Law Offices of
Patrick C. Clary, Chartered
A Professional Corporation
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Las Vegas, Nevada 89128

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September 23, 2004

Trans Max Technologies, Inc.
7473 West Lake Mead Suite 1100
Portland, Oregon  97204
Deer Park, New York 11729

Re:   Registration of 2,400,000 Common Shares,
            having a par value $.001 per share
            under the Securities Act of 1933, as amended

Gentlemen:

In our capacity as counsel to Trans Max Technologies, Inc., a Nevada corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-8 being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering the issuance of an aggregate of 2,400,000 Common Shares having a par value of $.001 per share of the Company (the "Common Shares") pursuant to a Consulting Fee Agreement dated August 24, 2004 between the Company and Nino Investment Trust (the "Consulting Agreement").

In that connection, we have examined the Articles of Incorporation, as amended, and the Bylaws of the Company, as amended, the Registration Statement, the Consulting Agreement, and an Opinion of Ham, Langston & Brezina, L.L.P., dated September 23, 2004, addressed to this firm (the "HL&B Opinion") relating to the issuance of the Common Shares and are familiar with corporate proceedings of the Company relating to the issuance of the Common Shares. We have also examined such other instruments and documents as we deemed relevant under the circumstances.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or facsimile copies and the authenticity of the originals, (iii) the legal capacity of natural persons, (iv) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof, (v) the conformity to the proceedings of the Board of Directors and of all minutes of such proceedings, (vi) that Benjamin Langford is the duly elected and qualified  sole director of the Company, and (vii) the accuracy of the Epstein Opinion.  We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

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Trans Max Technologies, Inc.
September 23, 2004

Based upon and subject to the foregoing, including without limitation our reliance on the HL&B Opinion, we are of the opinion that the Common Shares have been duly and validly authorized and, when issued pursuant to the terms of the Consulting Agreement, will be duly and validly issued, fully paid and nonassessable.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement.

This opinion is as of the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in any of the matters set forth herein.

We are rendering this opinion only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

This opinion is for your exclusive use only and is to be utilized and relied upon only in connection with the matters expressly set forth herein.

Very truly yours,

PATRICK C. CLARY, CHARTERED

By: /s/ Patrick C. Clary
          Patrick C. Clary